Exhibit 99.3

Explanatory Note

R&G Financial Corporation (“R&G Financial” or the “Company”) is providing, in connection with the filing on February 26, 2010 in a Current Report on Form 8-K (the “Form 8-K”) of its audited consolidated financial statements for the year ended December 31, 2008, the following discussion on some of the more important risk factors facing it. On June 12, 2009, R&G Financial filed its consolidated financial statements for the years ended December 31, 2007, 2006 and 2005. On November 2, 2007, R&G Financial filed with the Securities and Exchange Commission (“SEC”) its amended Annual Report for the year ended December 31, 2004 on Form 10-K/A, which included its restated audited consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 and certain information for prior periods required to be included in the Company’s 2004 Annual Report on Form 10-K (the “restatement”). For further information about R&G Financial, please refer to the audited consolidated financial statements for the year ended December 31, 2008, which are contained in the Form 8-K.

Unless otherwise indicated or unless the context requires otherwise, all references to “we,” “us,” “our,” or similar references mean R&G Financial.

Risk Factors

R&G Financial faces a variety of risks that are substantial and inherent to its businesses, including, among other risks, market, liquidity, credit, operational, legal and regulatory risks. The following discussion sets forth some of the more important factors that could affect our business. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may adversely affect our business, financial condition or results of operation.

R&G Financial and R-G Premier Bank of Puerto Rico are subject to the supervision and regulation of various banking regulators and entered into cease and desist orders with these regulators in March 2006 and an amended cease and desist order with the Federal Deposit Insurance Corporation and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico in October 2009. These regulators are likely to take further action against us and R-G Premier Bank of Puerto Rico.

As a regulated financial services institution, our good standing with our regulators is of fundamental importance to the continuation and growth of our businesses. Our financial condition has continued to deteriorate, and management believes that we have come under increasingly close scrutiny by our regulators. The bank regulatory authorities have broad discretion to take actions in response to a banking organization’s failure to meet applicable regulatory requirements, including, ultimately placing a bank into an Federal Deposit Insurance Corporation (“FDIC”) -administered receivership or conservatorship. The regulatory provisions under which the regulatory authorities act are intended to protect depositors, the deposit insurance fund and the banking system and are not intended to protect shareholders or other investors in other securities in a bank or its holding company. The Company cannot predict what additional actions the regulatory authorities may take, with respect to the Company or R-G Premier Bank of Puerto Rico (“Premier Bank”), especially considering that the Company’s capital ratios do not meet the regulatory requirements for capital adequacy, Premier Bank is currently deemed to not be “well capitalized” for purposes of the FDIC’s prompt corrective action regulations and currently does not meet the capital requirements specified in the amended FDIC cease and desist order, the Company and Premier Bank may fail or continue to fail to meet the terms of the cease and desist orders or amended cease and desist orders, as applicable, described in Note 23, “Regulatory Requirements” and Note 32, “Subsequent Events (Unaudited),” contained in our 2008 audited consolidated financial statements, and the Company and Premier Bank may not be able to improve their financial condition by raising additional capital or entering into a strategic transaction.

We are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve” or the “FRB”) and Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “Commissioner”). Premier Bank is subject to extensive regulation, supervision and examination by the FDIC, as its primary federal regulator, and the Commissioner and to certain regulations of the FRB. Regulation by these agencies is intended primarily for the protection of our depositors and the deposit insurance fund and not for the benefit of our stockholders. Premier Bank’s activities are also regulated under consumer protection laws applicable to our lending, deposit and other activities. Although no claims have been filed against us and we are not aware of any material claims being threatened, a claim against us under these laws could have a material adverse effect on our results. Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for us to comply and could affect the way we conduct our business, which could adversely impact our operations and earnings. Additionally, we are subject to the corporate governance standards set forth in the Sarbanes-Oxley Act of 2002, as well as applicable rules and regulations promulgated by the SEC.

On March 14, 2006, our Board of Directors consented to the issuance of a Cease and Desist Order by the Federal Reserve (the “FRB Order”). The FRB Order became effective on March 16, 2006. On the same date, the Board of Directors of Premier Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the FDIC (the “2006 FDIC Order”). The 2006 FDIC Order was issued and became effective on March 16, 2006. The Commissioner and Premier Bank also agreed that the issuance of the 2006 FDIC Order would be binding upon the Commissioner and Premier Bank with the same legal effect as if the Commissioner had issued a separate order (the “2006 Commissioner Order” and, collectively with the FRB Order and the 2006 FDIC Order, the “Orders”). The Orders, among other things, prohibit Premier Bank from paying dividends to the holding company without prior regulatory approval.

On October 23, 2009, the Board of Directors of Premier Bank entered into a Stipulation and Consent to the Issuance of an Amended Order to Cease and Desist with the FDIC (the “Amended FDIC Order”). The Amended FDIC Order was issued and became effective on October 23, 2009. The Commissioner and Premier Bank also agreed that the issuance of the Amended FDIC Order would be binding upon the Commissioner and Premier Bank with the same legal effect as if the Commissioner had issued a separate order (the “Amended Commissioner Order” and, collectively with the Amended FDIC Order, the “Amended Orders”). The Amended FDIC Order and the Amended Commissioner Order superseded the 2006 FDIC Order and the 2006 Commissioner Order, respectively, effective on October 23, 2009. The FRB Order remains in effect with respect to the Company.

The Amended Orders require Premier Bank to, among other things, file with the FDIC and the Commissioner within the proscribed time period a three-year strategic plan which takes into account the plans, policies and other actions required by the Amended Orders and provides an assessment of Premier Bank’s current financial condition along with short-term goals and operating plans to comply with the terms of the Amended Orders as well as intermediate and long-range goals and project plans.

Premier Bank is required to in compliance with the Amended Orders also file with the FDIC and the Commissioner within proscribed time periods (i) a profit plan, (ii) a liquidity/asset/ liability and funds management plan, (iii) a classified assets plan, (iv) a commercial real estate concentration reduction plan, (v) a revised independent loan review program, (vi) a capital plan, (vii) an executive compensation plan and (viii) a revised program for internal audit and control. Premier Bank is required to maintain a ratio of Tier 1 capital, as defined in the regulations, to total consolidated average assets (the “Leverage Ratio”) of not less than 6% and of total capital, as defined in the regulations, to risk-weighted assets (the “Total Capital Ratio”) of not less than 10% as of the effective date of the Amended Orders, which increases to 6.75% and 11%, respectively, as of March 31, 2010, and which further increases to 8% and 12%, respectively, as of June 30, 2010. Premier Bank is required to review and adjust, as required, Premier Bank’s allowance for loan and lease losses taking into account the volume of criticized loans, the current level of past due and nonperforming loans, past loan loss experience, evaluation of the potential for loan losses in the Bank’s portfolio, and current economic conditions and conduct quarterly ALLL reviews.

While the Amended Orders are in effect, Premier Bank cannot declare or pay dividends or any other form of payment representing a reduction in capital without the prior written permission of the FDIC and the Commissioner. Premier Bank must also refrain from making any distributions of interest, principal or other sums on its subordinated debentures without the prior written permission of the FDIC and the Commissioner. Premier Bank has historically paid dividends to the Company in order for the Company to fund its dividend obligations on its common stock and preferred stock as well as its trust preferred securities and to pay its operating and other expenses. As previously disclosed, on March 31, 2006, the Board of Directors of the Company suspended the payment of dividends on its common stock and on April 25, 2008, the Company suspended dividends on the Company’s preferred stock and deferred interest payments on its subordinated debentures issued to the Company’s trusts which funded outstanding trust preferred securities.

Finally, the Amended Orders require Premier Bank and its affiliates to only engage in transactions with each other for which Premier Bank has received prior written approval of the FDIC and the Commissioner. Under the Amended Orders, Premier Bank and its affiliates are permitted to continue to conduct business with each other under any transactions or agreements which were approved by the FDIC in writing prior to the Amended FDIC Order.

Under the terms of the Amended Orders, Premier Bank and the respective regulatory agencies recognize that the Company and Premier Bank neither admitted nor denied any unsafe and unsound banking practices. No fines or monetary penalties were assessed against the Company or Premier Bank under the Amended Orders.

On April 28, 2009, Premier Bank received a letter from the FDIC indicating concerns with Premier Bank’s asset quality, earnings position, liquidity position, capital position and risk management practices relating to liquidity. The FDIC letter also indicates that in view of the heightened risk profile in Premier Bank’s loan and other asset portfolios, poor earnings and marginal position, Premier Bank’s current capital position was inadequate. The notice required that Premier Bank obtain the non-objection of the FDIC before engaging in any transaction that would materially change the balance sheet composition of Premier Bank, including growth in total assets of 5% or more or significant changes in funding sources, such as increasing brokered deposits or other volatile funding, as interim measures until a formal corrective action program is finalized. As the FDIC has subsequently issued the Amended FDIC Order, these requirements have been superseded by those of the Amended FDIC Order. Additionally, the notice required and continues to require prior written approval of the FDIC in order for either the Company or Premier Bank to issue any debt guaranteed by the FDIC under the Temporary Liquidity Guarantee Program.

On October 23, 2009, concurrently with the issuance of the Amended FDIC Order, the FDIC granted Premier Bank a three month limited waiver from the restrictions on the acceptance, renewal or rolling of brokered deposits to which it is subject as a result of being deemed an “adequately capitalized” bank for purposes of the FDIC’s prompt corrective action regulations. Premier Bank has since received a renewal of the waiver to allow it to continue to accept, renew and/or rollover brokered deposits until April 30, 2010. To continue to accept, renew and/or rollover brokered deposits after April 30, 2010, Premier Bank will be required to obtain an additional waiver from the FDIC, as to which we give no assurance. As described in Note 23, “Regulatory Requirements,” contained in our 2008 audited consolidated financial statements, the FDIC may deny permission for any further waivers requested, deny requests for renewal of previously granted waivers or revoke previously granted waivers or may permit Premier Bank to accept fewer brokered deposits than the level considered desirable. Premier Bank has a significant amount of brokered deposits that it uses to fund its operations. The limitations imposed under the waiver and any further regulatory action by the FDIC with respect to Premier Bank’s ability to accept, renew or roll over brokered deposits could have a material adverse effect on Premier Bank.

For a more detailed discussion of the matters related to regulatory actions, see Note 23, “Regulatory Requirements” and Note 32, “Subsequent Events (Unaudited),” contained in our 2008 audited consolidated financial statements.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern.

In their audit report for the year ended December 31, 2008, our independent registered public accountants have stated that certain matters raise substantial doubt about our ability to continue as a going concern. As discussed in Note 2, “Going Concern Considerations,” contained in our 2008 audited consolidated financial statements, the Company has experienced recurring net losses and continued increases in non-performing assets, which have negatively impacted the Company’s operations, liquidity and capital adequacy, resulting in actions by the Company’s regulators to restrict the Company’s operations. These events raise substantial doubt about the Company’s ability to continue as a going concern. Our audited financial statements were prepared under the assumption that we will continue our operations on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern or that might result from the outcome of this uncertainty. If we cannot continue as a going concern, our shareholders will lose some or all of their investment in the Company.

In order to continue our operations, we must raise additional liquidity and capital at our holding company and there can be no assurance that we will be successful.

Our liquidity and capital positions at the holding company have been materially affected by a number of factors, including our deteriorating financial condition, the delay in filing our periodic reports with the Securities and Exchange Commission (the “SEC”), the restatement and the Orders and Amended Orders, the ongoing economic recession in Puerto Rico, our lack of access to our traditional credit providers and the extreme volatility and disruption in the capital and credit markets. As a holding company, we are a legal entity separate and distinct from our banking subsidiary, Premier Bank, and our other principal subsidiary R&G Mortgage Corp. (“R&G Mortgage”). As of December 31, 2008 and through December 31, 2009, our consolidated Tier 1 leverage capital ratio fell below the minimum regulatory ratio for capital adequacy applicable to us as a bank holding company. Failure by the holding company to meet capital standards initiates certain mandatory requirements by our regulators and, possibly, additional discretionary actions by them that, if undertaken, would have a material adverse effect on us and our ability to operate as a going concern.

Liquidity is crucial to our business. We need liquidity to, among other things, pay our operating expenses, interest on a secured term loan by a commercial bank to our business unit, R&G International, and distributions on our trust preferred securities. Our principal sources of cash flow are dividends from our subsidiaries and funds raised in sales or pledges of assets or other capital market transactions. As a result of restrictions imposed in March 2006 by our banking regulators under the Orders and Amended Orders, Premier Bank is unable to pay dividends to the holding company without prior regulatory approval. Premier Bank has not paid dividends to the holding company since the implementation of the Orders and we do not expect Premier Bank to be able to pay dividends to us in the near term. Moreover, we cannot predict how long the restrictions under the Orders and Amended Orders will remain in effect. We expect that our limited access to financing arrangements and other external sources of liquidity will continue. During 2007, 2008 and 2009, we implemented a number of strategies and sold certain assets to try to enhance our liquidity and capital position, including the suspension in April 2008 of dividends on our preferred stock and the deferral of interest payments on our trust preferred securities, as permitted by the terms of these securities. For a more detailed discussion of these strategies and transactions, see Note 3, “Reporting Entity, Operations and Liquidity” and Note 32, “Subsequent Events (Unaudited),” contained in our 2008 audited consolidated financial statements. In December 2007, we engaged advisors to explore strategic options. To date, these efforts have been unsuccessful.

Our ability to implement these initiatives and the costs and other terms at which such transactions may be completed are subject to risks and uncertainties as other parties may be less likely to engage in transactions with us due to our nonperforming assets, operating losses, lack of current SEC reports, the current adverse conditions in the United States of America (“U.S.”), credit ratings, financial markets, the restrictions imposed by the Orders and Amended Orders, and other restrictions applicable to our business under banking regulations. In addition, while we have explored the possibility of participating in various programs developed by the U.S. Treasury Department, we do not currently meet certain conditions, such as the need for current financial statements, for participating in such programs. We cannot provide any assurance that we will be successful in executing any strategic transaction or implementing any initiatives. The failure to implement these strategies and recapitalize the holding company would have a material adverse effect on the holding company’s financial condition and its ability to operate as a going concern.

While we believe that we have cash on hand to cover the financial obligations and expenses of the holding company through the second quarter of 2010, our management believes that additional initiatives, which we may not be able to implement, will be required to generate the financial resources needed to fund holding company operations and to discharge its maturing financial obligations through the end of 2010. We cannot provide any assurance that we will ultimately be successful in implementing any of these initiatives. Further, disruptions in the credit markets or other unforeseen events could impact our access to funding sources. The failure to obtain sufficient financial resources would have a material adverse effect on R&G Financial and its ability to operate as a going concern.

Our financial condition has continued to deteriorate, and management believes that we have come under increasingly close scrutiny by our regulators. The bank regulatory authorities have broad discretion to take actions in response to a banking organization’s failure to meet applicable regulatory requirements, including, ultimately placing a bank into an FDIC-administered receivership or conservatorship. The regulatory provisions under which the regulatory authorities act are intended to protect depositors, the deposit insurance fund and the banking system and are not intended to protect shareholders or other investors in other securities in a bank or its holding company. The Company cannot predict what additional actions the regulatory authorities may take, with respect to the Company or Premier Bank, especially considering that the Company’s capital ratios do not meet the regulatory requirements for capital adequacy, Premier Bank is currently deemed to not be “well capitalized” for purposes of the FDIC’s prompt corrective action regulations and currently does not meet the capital requirements specified in the Amended FDIC Order, the Company and Premier Bank may fail or continue to fail to meet the terms of the Orders or the Amended Orders, as applicable, described in Note 23, “Regulatory Requirements” and Note 32, “Subsequent Events (Unaudited),” contained in our 2008 audited consolidated financial statements, and the Company and Premier Bank may not be able to improve their financial condition by raising additional capital or entering into a strategic transaction.

As a result of Premier Bank’s Total Capital Ratio falling below the level required for Premier Bank to be deemed “well capitalized” for purposes of the FDIC’s prompt corrective action regulations and the issuance of the Amended FDIC Order, Premier Bank is “adequately capitalized” for purposes of the prompt corrective action regulations. Due to Premier Bank’s status as an “adequately capitalized” institution for purposes of the FDIC’s prompt corrective action regulations, its access to adequate funding and its financial condition have been adversely impacted.

To be considered a “well capitalized” institution under the regulations adopted by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, an institution must maintain a Leverage Ratio of at least 5%, a ratio of Tier 1 Capital, as defined in the regulations, to risk-weighted assets (the “Tier 1 Capital Ratio”) of at least 6% and a Total Capital Ratio of at least 10% and not be subject to any written agreement, order or directive to meet and maintain a specific capital ratio. To be considered an “adequately capitalized” institution under these regulations, an institution must maintain a Leverage Ratio of at least 4%, a Tier 1 Capital Ratio of at least 4% and a Total Capital Ratio of at least 8%. As a result of Premier Bank’s Total Capital Ratio falling below 10%, as of December 31, 2008, Premier Bank was considered “adequately capitalized” for purposes of the FDIC’s prompt corrective action regulations.

An “adequately capitalized” institution is subject to restrictions on accepting brokered deposits, including any and all deposits sold at rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions in its market area. An “adequately capitalized” bank must obtain a waiver from the FDIC in order to accept, renew or roll over brokered deposits. In addition, certain interest rate limits apply to such brokered deposits. Concurrent with the issuance of the Amended FDIC Order, Premier Bank received a three month limited waiver from the restrictions on the acceptance, renewal or rolling of brokered deposits to which it is subject as a result of being deemed an “adequately capitalized” bank for purposes of the FDIC’s prompt corrective action regulations, as further described in Note 32, “Subsequent Events (Unaudited)” contained in our 2008 audited consolidated financial statements. Premier Bank has since received a renewal of the waiver to allow it to continue to accept, renew and/or rollover brokered deposits until April 30, 2010. To continue to accept, renew and/or rollover brokered deposits after April 30, 2010, Premier Bank will be required to obtain an additional waiver from the FDIC, as to which we give no assurance. The FDIC may deny permission for any further waivers requested, deny requests for renewal of previously granted waivers or revoke previously granted waivers, or may permit Premier Bank to accept fewer brokered deposits than the level considered desirable. The FDIC has indicated that it expects Premier Bank to decrease the level of its brokered deposits. Other possible consequences of classification as an “adequately capitalized” institution include the potential for increases in Premier Bank’s borrowing costs and terms from the Federal Home Loan Bank (“FHLB”) and other financial institutions, as well as in its premiums to the Deposit Insurance Fund administered by the FDIC to insure bank deposits. Such changes could have a material adverse effect on Premier Bank’s operations. The Company can give no assurance that Premier Bank will be able to obtain further advances from the FHLB or at what level.

Premier Bank funds its operations principally with customer deposits and wholesale funding sources, including short and long term borrowings from the FHLB, brokered deposits and securities sold under repurchase agreements.

Premier Bank has a significant amount of brokered deposits that it uses to fund its operations. Total brokered deposits as of December 31, 2009 for Premier Bank were $2.1 billion. Brokered deposits are generally considered a less stable source of funding than core retail deposits obtained by Premier Bank’s branches.

For a more detailed discussion of the matters related to Premier Bank’s capital position, please see Note 23, “Regulatory Requirements” and Note 32, “Subsequent Events (Unaudited),” contained in our 2008 audited consolidated financial statements.

Loss of certain licenses from government-sponsored entities would materially adversely impact the Company’s mortgage business.

The mortgage banking business conducted by R&G Mortgage as of December 31, 2007 was subject to the rules and regulations of the Federal Housing Administration (“FHA”), the Veterans Administration (“VA”), Federal National Mortgage Association (“FNMA”), Federal Home Loan Mortgage Corporation (“FHLMC”), Government National Mortgage Association (“GNMA”), United States Department of Housing and Urban Development (“HUD”), the Rural Housing Service (“RHS”) and the Commissioner, with respect to originating, processing, selling and servicing mortgage loans and the issuance and sale of mortgage-backed securities and to certain regulations established by the FDIC and the FRB. As of December 31, 2008, the mortgage banking business conducted by R&G Mortgage remained subject to certain rules and regulations of HUD, FHA, VA, RHS, FHLMC, the Commissioner, the FDIC and FRB. Loss of licenses from either the FHA or the VA would prevent R&G Mortgage from originating FHA-insured or VA-guaranteed loans. Loss of seller-servicer licenses from FNMA or FHLMC would prevent R&G Mortgage from selling whole loans to these entities or securitizing pools of loans to these entities. Loss of its GNMA issuer/servicer license would prevent R&G Mortgage from securitizing loans into mortgage-backed securities through GNMA.

As described in Note 23 “Regulatory Requirements” contained in our 2008 audited consolidated financial statements, R&G Mortgage has received a number of notices regarding the status of its mortgage banking authorizations. On December 23, 2008, R&G Mortgage agreed with GNMA to withdraw as a GNMA issuer. This withdrawal had an adverse effect on the Company’s ability to issue GNMA mortgages. On July 29, 2008, R&G Mortgage voluntarily withdrew its FNMA seller/servicer license. The loss of additional licenses may have an adverse material impact on the Company’s operations.

Our allowance for loan and lease losses has significantly increased, and our business, financial condition, including our liquidity and capital, and results of operations have been materially adversely affected as a consequence.

Our business depends on the creditworthiness of our customers and the value of the assets securing our loans. If the credit quality of the customer base materially decreases, if the risk profile of a market, industry or group of customers changes materially, our business, financial condition, allowance levels, liquidity, capital and results of operations could be adversely affected. During calendar years 2008 and 2009, we experienced a significant increase in the level of our non-performing assets and loan and lease loss provisions, particularly in our commercial and construction loan portfolios, along with an overall increase in delinquency rates in all loan portfolios of Premier Bank. Consequently, overall asset quality has continued to deteriorate and the significance of the deterioration has caused Premier Bank’s management to recognize losses in excess of those anticipated. Our allowance for loan and lease losses has significantly increased, and our business, financial condition, including our liquidity and capital, and results of operations have been materially adversely affected as a consequence. Additionally, in the future, we will, assuming we continue to operate as a going concern, increase our allowance for loan and lease losses based on, among other factors, continued adverse changes in the economy, market conditions or events negatively affecting specific customers, industries or markets both in Puerto Rico and the State of Florida, where we maintain a $62.6 million portfolio of land acquisition and development loans to residential real estate projects located in Central and North Florida, a substantial portion of which are impaired, which will have a material adverse effect on our capital and results of operations. Accordingly, a decrease in the quality of our loan portfolio could have a material adverse effect on our financial condition and results of operations. No assurance can be given that our loan portfolio will not experience further deterioration or loss. The FDIC has been performing an asset quality review. As of today, we have not received the results of the FDIC review. These results might indicate an additional allowance for loan losses is warranted and that will directly impact the results of operations of the Company for periods in 2009 and the financial condition of the Company.

Among other factors, an increase in our allowance for loan losses would result in a reduction in the amount of our tangible common equity. Given the focus on tangible common equity by regulatory authorities, rating agencies and the market, we may be required to raise additional capital through the issuance of common stock. We cannot assure you that we will be able to raise additional capital on any terms.

We are exposed to greater risk because a significant portion of our business is concentrated in Puerto Rico, which continues to experience an economic recession.

A significant portion of our business activities and credit exposures is concentrated in Puerto Rico. Since 2006, the Puerto Rico economy has been deteriorating and experiencing recessionary conditions.

Based on information published by the Puerto Rico Planning Board in February 2009, Puerto Rico’s real gross national product decreased 1.9% during the fiscal year ended June 30, 2007. The preliminary figures for the fiscal year ended June 30, 2008 are that Puerto Rico’s gross national product decreased by 2.5%. The Puerto Rico Planning Board’s current projection for fiscal year ending June 30, 2009 is a reduction in real gross national product of 3.7%. On August 21, 2009, the Puerto Rico Planning Board revised its projections for fiscal year ending June 30, 2010, and it is now projecting an increase in real gross national product of 0.7% considering the effects of the local and U.S. government economic stimulus measures. In addition, the government of Puerto Rico is one of the top employers in Puerto Rico and there have been a significant amount of layoffs of public employees.

The decline in Puerto Rico’s economy, among other things, has resulted in a downturn in our loan originations, an increase in the level of our non-performing assets and loan loss provisions, particularly in our construction loan portfolio, an increase in the rate of foreclosure loss on mortgage loans and a reduction in the value of our loans and loan servicing portfolio, all of which have adversely affected our profitability. If the decline in economic activity continues, there could be further adverse effects on our profitability. In addition, a potential reduction in consumer spending as a result of general adverse economic conditions in Puerto Rico may also impact growth in other interest and non-interest revenue sources of R&G Financial.

The continuation or further deterioration of current economic conditions could adversely impact our business and our financial condition and results of operations.

In recent periods, U.S. and global markets have been very volatile, and general economic conditions have deteriorated significantly. This situation is continuing and, since the beginning of the third quarter of 2008, has continued to worsen. The impact of this situation, together with concerns regarding the financial strength of financial institutions, has led to distress in credit markets and issues relating to liquidity among financial institutions. Some financial institutions around the world have failed; others have been forced to seek acquisition partners. Given the large degree of interrelation between Puerto Rico’s economy and that of the United States of America, we are particularly exposed to downturns in the U.S. economy.

The U.S. and other countries have taken unprecedented steps to try to stabilize their respective financial systems, including investing in financial institutions. Our business and our financial condition and results of operations could be adversely affected by (1) continued or accelerated disruption and volatility in the financial markets, (2) continued capital and liquidity concerns regarding financial institutions generally, (3) limitations resulting from further governmental action in an effort to stabilize or provide additional regulation of the financial system, or (4) the continuation or worsening of current recessionary conditions.

The lack of current public financial and operating information about R&G Financial has had, and likely will continue to have, a material adverse effect on our business and reputation, including increased regulatory requirements and scrutiny.

Although audited financial statements for fiscal years ended December 31, 2008, 2007, 2006, and 2005 have already been issued, we have not filed with the SEC our quarterly reports on Form 10-Q for any of the fiscal quarters ended on and after March 31, 2005 or our annual report on Form 10-K for fiscal years ended on and after December 31, 2005. We have no realistic timetable for completing these reports. Until we file these reports, there will be limited public information available concerning our more recent results of operations and financial condition. The absence of more recent financial information may have a number of adverse effects on us and our securities, including the potential termination of certain material licenses, a decrease in the market price of our securities and an increase in the volatility of such market price.

The delay in producing current consolidated financial statements and periodic SEC filings has had, and in the future may continue to have, an adverse effect on our business and reputation. In addition, we believe that the negative publicity to which we have been subject as a result of our restatement and related problems has further contributed to declines in the price of our common stock, an increase in the regulatory requirements to which we are subject, and in regulatory scrutiny of our business, and could increase our cost of funds and affect our customer relationships.

We are not able to access the public capital markets for the foreseeable future since our filings with the SEC are not up to date.

We will be unable to register our securities with the SEC to access the U.S. public securities markets until we have filed all our pending current periodic reports and financial statements with the SEC. We have no realistic timetable for completing these reports. This may preclude us from raising debt or equity financing in the public markets.

Downgrades in R&G Financial’s credit ratings will increase the Company’s borrowing costs and may lessen its ability to compete in certain businesses.

Prior to the Company’s April 25, 2005 announcement that it would restate its financial statements, Fitch Ratings had given the Company a long-term issuer default rating of BBB with a credit negative outlook. In September 2007, Fitch Ratings maintained the credit negative outlook and lowered the long-term issuer default rating of the Company to CCC. In May 2008, Fitch Ratings lowered the long-term issuer default rating of the Company to CC and simultaneously withdrew all ratings of the Company and its subsidiaries. Fitch Ratings no longer provides ratings on the Company.

The long-term issuer default rating is assigned based on the rating agency’s assessment of a company’s ability to meet all of its most senior financial obligations on a timely basis over the term of the obligation and is, therefore, effectively a rating of the benchmark probability of default. These ratings, or continued lack thereof, may adversely affect R&G Financial’s ability to access capital, including preferred stock, and will likely result in more stringent covenants and higher interest rates under the terms of any future indebtedness incurred by the Company. The lack of these ratings could also increase the Company’s borrowing costs and margin requirements and could therefore adversely affect the Company’s liquidity and results of operations.

These ratings are the current opinions of a rating agency. As such, they may be changed, suspended or withdrawn at any time by the rating agencies as a result of changes in, or unavailability of, information or based on other circumstances. Ratings may also be withdrawn at the request of the Company’s management. These ratings actions have adversely affected and will continue to adversely affect R&G Financial’s business and results of operations.

We expect to continue to incur significant expenses related to the preparation of our financial statements and our pending SEC reports.

We have devoted substantial internal and external resources to the restatement of the audited consolidated financial statements for the years ended December 31, 2002, 2003 and 2004 and the completion of audited consolidated financial statements for the years ended December 31, 2008, 2007, 2006 and 2005. As a result of these efforts, we have incurred and expect that we will continue to incur so long as we continue to operate as a going concern significant fees and expenses for additional auditor services, financial and other consulting services, and legal services. We expect that these fees and expenses will remain significantly higher than historical fees and expenses in this category for the next several quarters as we continue to work to file our pending SEC reports and to complete our consolidated financial statements for subsequent periods. These expenses, as well as the substantial time devoted by our management towards addressing the material weaknesses in internal control over financial reporting we identified in our Annual Report for the year ended December 31, 2004 on Form 10-K/A, could have a material adverse effect on our business, financial condition and results of operations.

Our disclosure controls and procedures and internal control over financial reporting were determined not to be effective as of December 31, 2004, as evidenced by the material weaknesses that existed in our internal controls. Our disclosure controls and procedures and internal control over financial reporting may not be effective in future periods, as a result of existing or newly identified material weaknesses in internal controls.

Our management concluded that R&G Financial’s internal control over financial reporting was not effective at December 31, 2004 as a result of several material weaknesses discussed in Item 9A of Part II of our Annual Report on Form 10-K/A filed with the SEC on November 7, 2007. Each of our material weaknesses results in more than a remote likelihood that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result, we must perform extensive additional work to obtain reasonable assurance regarding the reliability of our financial statements. Even with this additional work, given the extensive material weaknesses identified, there is a risk of additional errors not being prevented or detected which could result in additional restatements. Moreover, it is reasonably possible that other material weaknesses may be identified. Although we have not completed our assessment of internal control over financial reporting for fiscal years 2005, 2006, 2007 or 2008, we expect that management will conclude that our internal control over financial reporting was not effective as of such periods. Our ability to file our periodic reports with the SEC in a timely manner may also be adversely affected by the existence of ineffective controls. In addition, both Pricewaterhouse Coopers and Crowe Horwarth identified material weaknesses as part of their audits that are being evaluated by management.

While remediation of these weaknesses has begun, we have not fully remedied the identified material weaknesses. There can be no assurance that additional material weaknesses will not be identified in the future. Although we are committed to improving our internal control processes and we will continue to diligently review our financial reporting controls and procedures, there can be no assurance as to when the remediation plan will be fully developed and when it will be implemented. Until our remedial efforts are completed, we will continue to be at an increased risk that our financial statements could contain errors that will be undetected, and we will continue to incur significant expense and management burdens associated with the additional procedures required to prepare our consolidated financial statements.

We operate within a highly regulated industry and our business and results are significantly affected by the regulations to which we are subject. Changes in statutes and regulations could adversely affect us.

We operate within a highly regulated environment. The regulations to which R&G Financial is subject will continue to have a significant impact on our operations and the degree to which we can grow and be profitable. Certain regulators which supervise us have significant power in reviewing our operations and approving our business practices. These powers include the ability to place limitations or conditions on activities in which R&G Financial engages or intends to engage. Particularly in recent years, our businesses have experienced increased regulation and regulatory scrutiny, often requiring additional R&G Financial resources.

Recent events in the financial services industry and, more generally, in the financial markets and the economy, have led to various proposals for changes in the regulation of the financial services industry. In 2009, legislation proposing significant structural reforms to the financial services industry was introduced in the U.S. Congress. Among other things, the legislation proposed the establishment of a consumer financial protection agency, which would have broad authority to regulate providers of credit, savings, payment and other consumer financial products and services. Additional legislative proposals called for heightened scrutiny and regulation of any financial firm whose combination of size, leverage, and interconnectedness could, if it failed, posed a threat to the country’s financial stability, including the power to restrict the activities of such firms and even require the break-up of such firms at the behest of the relevant regulator. New rules have also been proposed for the securitization market, including requiring sponsors of securitizations to retain a material economic interest in the credit risk associated with the underlying securitization. Other recent initiatives include the FRB’s proposed guidance on incentive compensation policies at banking organizations, the FDIC’s proposed rules tying employee compensation to assessments for deposit insurance, the Obama administration’s announcement of a proposed “Financial Crisis Responsibility Fee” for banks with greater than $50 billion in assets, the Obama administration’s proposed limits on the size and risks taken by large U.S. banks, the issuance by the U.S. Treasury Department and the Basel Committee on Banking Supervision of policy statements regarding proposed significant changes to the regulatory capital framework applicable to banking organizations, and proposals to limit a lender’s ability to foreclose on mortgages or make such foreclosures less economically viable, including by allowing Chapter 13 bankruptcy plans to “cram down” the value of certain mortgages on a consumer’s principal residence to its market value and/or reset interest rates and monthly payments to permit defaulting debtors to remain in their home.

While there can be no assurance that any or all of these regulatory or legislative changes will ultimately be enacted or adopted, any change in regulation, whether by regulators or as a result of legislation enacted or adopted by the U.S. Congress or by the Puerto Rico Legislature, or in the way such statutory or regulatory requirements are interpreted or enforced, may impact the profitability of our business activities, require we change certain of our business practices, require us to divest certain business lines, materially affect our business model or affect retention of key personnel, and could expose us to additional costs (including increased compliance costs). Any such changes may also require us to invest significant management attention and resources to make any necessary changes, and could therefore also adversely affect our business and operations.

Increases in FDIC insurance premiums may adversely affect our earnings.

During 2008 and 2009, higher levels of bank failures have increased resolution costs of the FDIC and depleted the deposit insurance fund. In order to maintain a strong funding position and restore reserve ratios of the deposit insurance fund, the FDIC has increased assessment rates of insured institutions. In addition, on November 12, 2009, the FDIC released final regulations requiring insured depository institutions to prepay three years’ worth of premiums to replenish the depleted insurance fund. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures we may be required to pay even higher FDIC premiums than the recently increased levels. Further, on January 12, 2010, the FDIC requested comments on a proposed rule tying assessment rates of FDIC-insured institutions to the institution’s employee compensation programs. The exact requirements of such a rule are not yet known, but such a rule could increase the amount of premiums we must pay for FDIC insurance. These announced increases and any future increases or required prepayments of FDIC insurance premiums, assuming we continue to operate as a going concern, may adversely affect our earnings.

Changes in accounting policies and methodologies, as may be adopted by the regulatory agencies, the Financial Accounting Standards Board, or other authoritative bodies, could materially impact our financial statements.

Our application of accounting policies and methodologies are fundamental to how we recognize and report our financial condition and results of operations. From time to time, the regulatory agencies, the Financial Accounting Standards Board, and other authoritative bodies change the financial accounting and reporting standards that govern the preparation of our financial statements. These changes may materially impact how we recognize and report our financial condition and results of operations.

Fluctuations in interest rates may impact our business.

The primary market risk affecting our business is interest rate risk, primarily fluctuations in interest rates. These rates are highly sensitive to many factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies (in particular, the Federal Reserve). Changes in interest rates affect the following areas of our business:

•	The number of mortgage loans originated and purchased;

•	The interest income earned on loans and securities;

•	The interest expense paid on deposits and borrowings;

•	The value and gain on sales of loans;

•	The value of securities holdings, retained residual interests and derivative instruments that we may now or in the future hold;

•	The value of our servicing assets; and

•	The level of prepayment of loans.

Increases in interest rates reduce demand for new mortgage loan originations and refinancings.

Higher interest rates increase the cost of mortgage loans to consumers and reduce demand for mortgage loans, which negatively impacts our profits. Based on historical experience, we expect a decrease in demand for our mortgage loans as interest rates increase. Reduced demand for mortgage loans results in reduced loan originations and lower gain on sale of loans. Demand for refinancings is particularly sensitive to increases in interest rates.

Increases in short-term interest rates reduce net interest income.

R&G Financial is liability sensitive, which means that, on average, its liabilities re-price and/or mature earlier than its assets. Thus, increases in short-term interest rates reduce net interest income, which is an important part of our earnings. Net interest income is the difference between the interest we receive on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Most of our interest-earning assets, like our mortgage loans and mortgage-backed securities, are long-term assets. In contrast, a large portion of our liabilities are short-term. When interest rates rise, we must pay more in interest on our short-term borrowings while interest earned on our long-term assets does not rise as quickly, which causes profits to decrease. This adverse impact on earnings is exacerbated when the slope of the yield curve flattens, that is, when short-term interest rates increase more than long-term rates.

Increases in long-term interest rates may reduce or eliminate gain on sale of mortgage loans.

If long-term interest rates increase between the time we commit to or establish an interest rate on a mortgage loan and the time we sell the loan, we may realize a reduced gain or a loss on such sale.

Increases in interest rates may reduce the value of mortgage loans and securities holdings.

Increases in interest rates may reduce the value of our financial assets and have an adverse impact on our results of operations and financial condition. We own a substantial portfolio of mortgage loans, mortgage-backed securities and other debt securities, which have both fixed and adjustable interest rates. The market value of loans and securities with a fixed interest rate generally decreases when prevailing interest rates rise, which may have an adverse effect on our results of operations and financial condition. In addition, the market value of loans and securities with an adjustable interest rate can be adversely affected when interest rates increase due to a lag in the implementation of repricing terms as well as due to caps, which may limit the increase in the interest rate of an obligation.

Decreases in long-term interest rates may adversely affect the value of our servicing assets.

Decreases in long-term interest rates lead to increases in the prepayment of mortgages by borrowers, which may reduce the value of our servicing assets. The servicing assets are the estimated present value of the fees that we expect to receive on the mortgages we service over their expected term. If prepayments increase above expected levels, the value of the servicing assets decreases because the amount of future fees expected to be received by us decreases. We may be required to recognize this decrease in value by taking a charge against our earnings, which would cause our profits to decrease. We believe, based on historical experience, that the amount of prepayments and related mark to market adjustments should decrease as long-term interest rates increase.

Defective and repurchased loans may harm our liquidity and financial condition.

In connection with the sale and securitization of loans in the ordinary course of business, we make a variety of customary representations and warranties regarding R&G Financial and the loans being sold or securitized. Our obligations with respect to these representations and warranties are generally outstanding for the life of the loan, and they relate to, among other things, compliance with laws and regulations, underwriting standards, the accuracy of information in the loan documents and loan file and the characteristics and enforceability of the loan.

A loan that does not comply with these representations and warranties may take longer to sell, impact our ability to obtain third-party financing for the loan, and be unsaleable or saleable only at a significant discount. If such a loan is sold before we detect non-compliance, we may be obligated to repurchase the loan and bear any associated loss directly, or we may be obligated to indemnify the purchaser against any such loss, either of which could reduce our cash available for operations and liquidity.

We seek to minimize our exposure to repurchases and losses from defective loans by using underwriting standards that ensure that loans are originated in accordance with the secondary market’s requirements or by correcting flaws, if possible, and selling or re-selling such loans. We do not maintain a reserve for possible losses related to repurchases resulting from representation and warranty violations because we do not expect any such losses to be significant. However, no assurance can be given that losses associated with defective loans will not adversely impact our results of operations or financial condition.

Disruptions in the secondary mortgage market have adversely affected our access to liquidity.

We added approximately $2 billion in mortgage loans held for sale to our balance sheet as of December 31, 2004 as a result of the recharacterization as secured borrowings of certain mortgage loan transfers previously classified as sales. These loans were previously transferred by our subsidiaries to other financial institutions and third-party investors and include both conforming and non-conforming mortgage loans. Certain of these loans possess adverse credit criteria. As of December 31, 2009, we maintained approximately $28.2 million of these mortgage loans held for sale on our balance sheet.

Our ability to sell the loans described above at acceptable margins has been negatively affected by a number of factors, including the current interest rate environment, relative demands for such loans and mortgage-backed securities, the cost of credit enhancements, investor perceptions of such loans and mortgage-backed securities and the risks posed by such products. The current disruption of the secondary market has impaired our ability to sell the loans described above into the secondary market, and our limited ability to sell such loans could have a material adverse effect on our liquidity, results of operations and future financial condition.

We are subject to risks in servicing loans for others.

The Company, as servicer, is also affected by mortgage loan delinquencies and defaults on mortgage loans that we service for third parties. Under certain types of servicing contracts, the servicer must advance all or part of the scheduled payments to the owner of the mortgage loan, even when mortgage loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of mortgage loans usually require the servicer to advance mortgage and hazard insurance and tax payments on schedule even though sufficient escrow funds may not be available. The servicer will generally recover its advances from the mortgage owner or from liquidation proceeds when the mortgage loan is foreclosed. However, in the interim, the Company must absorb the cost of funds advanced during the time the advance is outstanding, and there is a risk that we may not recover such advances if we do not follow the foreclosure/claims and diligence process provided for in the regulations or servicing guidelines established by the applicable mortgage banking regulator or counterparty. Further, the servicer must bear the increased costs of attempting to collect on delinquent or defaulted mortgage loans. In addition, if a default is not cured, the mortgage loan will be cancelled as a result of foreclosure proceedings. As a consequence, we are required to forego servicing income from the time such loan becomes delinquent.

Our interest rate risk management strategy may not be effective.

We enter into derivative instruments, to a limited extent, to manage part of our exposure to interest rate risk caused by changes in interest rates. Derivatives used by us include interest rate swaps, interest rate caps and options. The derivative instruments that we may utilize also have their own risks, which include: (1) market risk, which consists of the risk that the market value of such derivative instruments may fall; (2) credit or default risk, which consists of the risk of insolvency or other inability of the counterparty to a particular transaction to perform its obligations thereunder; and (3) legal risk, which consists of the risk that we are unable to enforce certain terms of such instruments. All or any of such risks could expose us to losses. Consequently, our profitability may be adversely affected during any period as a result of the use of derivatives.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect us.

Management of risk requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. We have devoted significant resources to develop our risk management policies and procedures and expect to continue to do so in the future, assuming we continue to operate as a going concern. Nonetheless, our policies and procedures may not be comprehensive given current market conditions. Some of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which could be significantly greater than our historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, clients or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated.

The preparation of our financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates that affect our financial statements. Some of our most critical estimates are the level of the allowance for loan and lease losses, the valuation of mortgage servicing rights and the amount of our deferred tax asset, among others. Due to the inherent nature of these estimates, we cannot provide absolute assurance that we will not significantly increase the allowance for loan and lease losses and/or sustain credit losses that are significantly higher than the provided allowance, nor that we will not recognize a significant provision for impairment of our mortgage servicing rights. Our allowance for loan and lease losses has significantly increased, and our business, financial condition, including its liquidity and capital, and results of operations have been materially adversely affected as a consequence. Additionally, in the future, we will, assuming we continue to operate as a going concern, increase our allowance for loan and lease losses, which will have a material adverse effect on our capital and results of operations.

Damage to our reputation could damage our businesses.

Maintaining a positive reputation is critical to attract and maintain customers, investors and employees. Damage to our reputation can therefore cause significant harm to our business and prospects. Harm to our reputation can arise from numerous sources, including, among others, employee misconduct, litigation or regulatory outcomes, failing to deliver minimum standards of service and quality, compliance failures, unethical behavior, and the activities of customers and counterparties. Further, negative publicity regarding us and our subsidiaries, whether or not true, may also result in harm to our prospects.

Our common stock trades on the “pink sheets” market which does not provide investors with a meaningful degree of liquidity.

Our common stock was delisted from the New York Stock Exchange (the “NYSE”) prior to the NYSE’s opening on February 22, 2007 and now trades on the “pink sheets,” an electronic quotation service for securities traded over-the-counter. Trading on the pink sheets can be sporadic and does not provide any meaningful liquidity to investors. An investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of the common stock. While we plan to seek listing of our common stock on a national securities exchange if R&G Financial becomes current in our SEC filing obligations and meets a national securities exchange’s listing standards, we cannot provide assurance as to when or if we will meet those listing standards.

Due to our financial condition, we are unable to attract qualified management personnel or retain key employees.

We are dependent upon the ability and experience of qualified management personnel and key employees who have substantial experience with our operations, the financial services industry and the markets in which we offer our services. We are unable to attract qualified management personnel or retain key employees because of our financial condition. Our continued inability to attract qualified management personnel or retain key employees will continue to have an adverse effect on our business.

Competition with other financial institutions could adversely affect our profitability.

We face substantial competition in originating loans and in attracting deposits. The competition in originating loans comes principally from other U.S., Puerto Rico and foreign banks, mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders and purchasers of loans. A number of institutions with which we compete have significantly greater assets, capital, name recognition and other resources. In addition, many of our competitors are not subject to the same federal regulation that governs our business. As a result, many of our competitors have advantages in conducting certain businesses and providing certain services. Increased competition could require us to increase the rates we offer on deposits or lower the rates we charge on loans, which could adversely affect our profitability.

We are also experiencing increased competition for capital. As a result of the decline in asset values experienced by financial institutions, numerous financial institutions have raised and are continuing to raise capital. This could result in an increase in the cost of available capital as investors demand greater returns.

The short term and long term impact of the new Basel II capital standards and the forthcoming new capital rules to be proposed for non-Basel II U.S. banks is uncertain.

As a result of the recent deterioration in the global credit markets and the potential impact of increased liquidity risk and interest rate risk, it is unclear what the short term impact of the implementation of Basel II may be or what impact a pending alternative standardized approach to the Basel II option for non-Basel II U.S. banks may have on the cost and availability of different types of credit and the potential compliance costs of implementing the new capital standards.

The concentration of ownership in our stock and disparate voting rights may leave minority stockholders with little control over R&G Financial.

Shares of our Class A common stock are entitled to two votes per share and shares of our Class B Common Stock are entitled to one vote per share. At December 31, 2009, Víctor J. Galán owned all of our outstanding Class A common stock, representing 42.1% of both classes of our outstanding common stock and was entitled to exercise 59.3% of the outstanding voting rights. As a result, Mr. Galán has the power to elect and remove all of our directors and management and to determine the outcome of substantially all other matters to be decided by a vote of stockholders. Mr. Galán’s interests may not necessarily always be consistent with the interests of all other stockholders. Any future offerings of Class A common stock will dilute the voting power of the Class B Common Stock.

Certain provisions in our certificate of incorporation and bylaws have the effect of making it more difficult to change our Board of Directors, and may make our Board of Directors less responsive to stockholder control.

In addition to the amount of common stock controlled by Mr. Victor J. Galán described immediately above, certain provisions of our certificate of incorporation and bylaws have the effect of making it more difficult to effect change in the composition of our Board of Directors, and may make the Board of Directors less responsive to stockholder control. Our certificate of incorporation provides that the members of our Board of Directors are divided into three classes as nearly equal as possible. At each annual meeting of stockholders, one-third of the members of the Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of our Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of our Board of Directors can be changed. These provisions also may tend to discourage attempts by third parties to acquire us because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for our capital stock, thereby reducing the amount a stockholder might realize in, for example, a tender offer for our capital stock.